Exhibit 99.1
FOR IMMEDIATE RELEASE

Cardinal Health Reports Third Quarter Fiscal Year 2026 Results and Raises Outlook

•Revenue increased 11% to $60.9 billion
•GAAP1 operating earnings decreased 30% to $509 million; GAAP diluted EPS decreased 20% to $1.69
•Non-GAAP operating earnings increased 18% to $956 million; non-GAAP diluted EPS increased 35% to $3.17
•Cardinal Health raises and narrows fiscal year 2026 non-GAAP EPS guidance2 to $10.70 to $10.80
•Cardinal Health reduces debt and completes additional $250 million share repurchase, bringing FY26 repurchase total to $1.0 billion

DUBLIN, Ohio, April 30, 2026 – Cardinal Health (NYSE: CAH) today reported third quarter fiscal year 2026 revenues of $60.9 billion, an increase of 11% from the third quarter of fiscal year 2025.

Third quarter GAAP operating earnings decreased 30% to $509 million and GAAP diluted earnings per share (EPS) decreased 20% to $1.69, reflecting a $184 million pre-tax goodwill impairment in the company's Navista & ION reporting unit primarily due to changes in the risk profile of the business plans resulting in an increase in the discount rate. These changes reflect business model updates and base operational performance.

Third quarter non-GAAP operating earnings increased 18% to $956 million. Non-GAAP diluted EPS increased 35% to $3.17, reflecting the increase in non-GAAP operating earnings, a lower non-GAAP effective tax rate and a lower share count, partially offset by an increase in interest and other expense.

“An excellent third quarter extends our FY26 momentum, due to the durability and resilience of our business,” said Jason Hollar, CEO of Cardinal Health. “We were pleased to see strong operating performance led by Pharmaceutical and Specialty Solutions and our three growth businesses, positioning us for long-term value creation and giving us the confidence to again raise our fiscal 2026 outlook.”

Q3 FY26 summary

	Q3 FY26	Q3 FY25	Y/Y
Revenue	$60.9 billion	$54.9 billion	11%
Operating earnings	$509 million	$730 million	(30)%
Non-GAAP operating earnings	$956 million	$807 million	18%
Net earnings attributable to Cardinal Health, Inc.	$399 million	$506 million	(21)%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$750 million	$568 million	32%
Effective Tax Rate[3]	3.1%	23.6%
Non-GAAP Effective Tax Rate[3]	10.2%	22.4%
Diluted EPS attributable to Cardinal Health, Inc.	$1.69	$2.10	(20)%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$3.17	$2.35	35%

Cardinal Health

Segment results

Pharmaceutical and Specialty Solutions segment

	Q3 FY26		Q3 FY25		Y/Y
Revenue	$56.1	billion	$50.4	billion	11%
Segment profit	$784	million	$662	million	18%

Third quarter revenue for the Pharmaceutical and Specialty Solutions segment increased 11% to $56.1 billion, driven by brand and specialty pharmaceutical sales growth from existing customers.

Pharmaceutical and Specialty Solutions segment profit increased 18% to $784 million in the third quarter, driven by contributions from brand and specialty products and positive generics program performance.

Global Medical Products and Distribution segment

	Q3 FY26		Q3 FY25		Y/Y
Revenue	$3.1	billion	$3.2	billion	—%
Segment profit	$25	million	$39	million	(36)%
Third quarter revenue for the Global Medical Products and Distribution segment was generally flat to the prior year. This reflected lower distribution volumes, offset by Cardinal Health brand growth.

Global Medical Products and Distribution segment profit decreased 36% to $25 million in the third quarter, primarily due to the adverse net impact of tariffs.

Other4

	Q3 FY26		Q3 FY25		Y/Y
Revenue	$1.7	billion	$1.3	billion	31%
Segment profit	$179	million	$134	million	34%

Third quarter revenue for Other increased 31% to $1.7 billion, driven by growth across the three operating segments: at-Home Solutions (including the acquisition of Advanced Diabetes Supply), Nuclear and Precision Health Solutions and OptiFreight Logistics.

Other segment profit increased 34% to $179 million in the third quarter, driven by growth across the three operating segments: at-Home Solutions (including the acquisition of Advanced Diabetes Supply), OptiFreight Logistics and Nuclear and Precision Health Solutions.

Cardinal Health

Fiscal year 2026 outlook2

Cardinal Health is raising and narrowing its fiscal year 2026 guidance for non-GAAP diluted EPS attributable to Cardinal Health, Inc. to a range of $10.70 to $10.80 (+30% to +31% growth). This updated guidance reflects:

Improved operating segment performance:
•Pharmaceutical and Specialty Solutions segment profit growth of 22% to 23%, from the prior range of 20% to 22%
•Other segment profit growth of 36% to 38%, from the prior range of 33% to 35%

Net below-the-line improvements:
•Non-GAAP effective tax rate decreased to approximately 19%, from the prior range of 21% to 23%
•Diluted weighted average shares outstanding decreased to approximately 237 million, from the prior outlook of 237 million to 238 million
•Interest and Other expense updated to approximately $340 million, from the prior guidance of approximately $325 million

Improved free cash flow:
•Adjusted free cash flow raised and narrowed to $3.3 billion to $3.7 billion, from prior guidance of $3.0 billion to $3.5 billion

Recent highlights

•Cardinal Health announced a significant expansion of its Actinium-225 (Ac-225) production capabilities at its Nuclear and Precision Health Solutions Center for Theranostics Advancement (CTA) in Indianapolis, Indiana, substantially increasing supply for use in investigational therapeutic drug products and future commercial manufacturing novel therapies.
•Specialty Networks and The Specialty Alliance entered an arrangement to partner in supporting a pharma company on a multi-year study focused on understanding real world outcomes. Patients will receive care at community gastroenterology clinics across the country with Specialty Networks performing the analysis of the results.
•Cardinal Health reduced debt, completing $100M term loan payment ahead of schedule and lowered its leverage ratio5 to 3.0X, maintaining its targeted range of 2.75 - 3.25X and its investment grade rating.
•Cardinal Health recently completed an additional $250 million accelerated share repurchase program, bringing year-to-date share repurchases in fiscal year 2026 to $1.0 billion.

Cardinal Health

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. ET to discuss third quarter results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company’s customer-centric focus drives continuous improvement and leads to innovative solutions that improve people’s lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

Contacts
Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, Matt.Sims@cardinalhealth.com and 614.553.3661

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.
3The company achieved a GAAP effective tax rate of 3.1% and non-GAAP effective tax rate of 10.2% during the third quarter primarily as a result of discrete planning benefits.
4Other includes the following three operating segments: Nuclear and Precision Health Solutions (NPHS), at-Home Solutions and OptiFreight Logistics, which are not significant enough individually to require reportable segment disclosure.
5The company maintains a targeted leverage range of 2.75x to 3.25x Adjusted Debt to EBITDA as defined by Moody’s Ratings. The company achieved 3.0x leverage as of March 31, 2026 per internal estimates.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cardinal Health

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include our ability to manage uncertainties associated with the pricing of branded pharmaceuticals including those arising from proposed or final regulatory changes, the risk that we may fail to achieve our strategic objectives, including the operation of recently acquired entities and the continued execution of the GMPD Improvement Plan initiatives; risks and uncertainties related to tariffs, including the risk that we may not be able to offset increased costs or that we will lose customers if our competitors do not increase price on impacted products to the same extent that we do, competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts, whether due to price increases or otherwise; risks associated with litigation matters, including Department of Justice investigations focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, including the recent conflict with Iran, may impact costs for our products or may cause supply delays or shortages or manufacturing delays that impact our cost and ability to fulfill customer demand; and the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of April 30, 2026. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter			Year-to-Date
(in millions, except per common share amounts)	2026	2025	% Change	2026	2025	% Change
Revenue	$60,940	$54,878	11%	$190,576	$162,419	17%
Cost of products sold	58,442	52,755	11%	183,362	156,453	17%
Gross margin	2,498	2,123	18%	7,214	5,966	21%

Operating expenses:
Distribution, selling, general and administrative expenses	1,542	1,315	17%	4,507	3,898	16%
Restructuring and employee severance	25	28		66	61
Amortization and other acquisition-related costs	114	152		348	331
Acquisition-related cash and share-based compensation costs	112	20		243	20
Impairments and (gain)/loss on disposal of assets, net	185	(17)		173	(15)
Litigation (recoveries)/charges, net	11	(105)		(7)	(176)
Operating earnings	509	730	(30)%	1,884	1,847	2%

Other (income)/expense, net	16	(9)		(5)	(11)
Interest expense, net	101	74	36%	269	141	91%
Earnings before income taxes	392	665	(41)%	1,620	1,717	(6)%

Provision for income taxes	12	157	(92)%	315	391	(19)%
Net earnings	380	508	(25)%	1,305	1,326	(2)%

Less: Net (earnings)/loss attributable to noncontrolling interests	19	(2)		11	(4)
Net earnings attributable to Cardinal Health, Inc.	$399	$506	(21)%	$1,316	$1,322	—%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.69	$2.11	(20)%	$5.56	$5.47	2%
Diluted	1.69	2.10	(20)%	5.54	5.44	2%

Weighted-average number of common shares outstanding:
Basic	235	240		237	242
Diluted	236	241		238	243

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	March 31, 2026	June 30, 2025
Assets	(Unaudited)
Current assets:
Cash and equivalents	$3,937	$3,874
Trade receivables, net	13,648	13,242
Inventories, net	18,007	16,831
Prepaid expenses and other	2,472	2,414
Assets held for sale	—	12
Total current assets	38,064	36,373

Property and equipment, net	2,928	2,858
Goodwill and other intangibles, net	13,698	12,177
Other assets	1,999	1,714
Total assets	$56,689	$53,122

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$37,834	$34,713
Current portion of long-term obligations and other short-term borrowings	671	550
Other accrued liabilities	3,484	3,634
Total current liabilities	41,989	38,897

Long-term obligations, less current portion	8,245	7,977
Deferred income taxes and other liabilities	9,127	8,882

Total shareholders’ deficit	(2,672)	(2,634)
Total liabilities and shareholders’ deficit	$56,689	$53,122

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2026	2025	2026	2025
Cash flows from operating activities:
Net earnings	$380	$508	$1,305	$1,326

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	248	207	715	581
Impairments and loss on sale of other investments	15	—	20	2
Impairments and (gain)/loss on disposal of assets, net	185	(17)	173	(15)
Share-based compensation	129	31	309	91
Provision for bad debts	20	13	47	41
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
Increase in trade receivables	(17)	(114)	(215)	(367)
(Increase)/decrease in inventories	2,094	758	(1,185)	(1,209)
Increase/(decrease) in accounts payable	(1,163)	1,424	3,013	954
Repurchases of liability-classified Specialty Alliance Units	(5)	—	(27)	—
Other accrued liabilities and operating items, net	(63)	114	(673)	(527)
Net cash provided by operating activities	1,823	2,924	3,482	877

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(42)	(2,779)	(1,967)	(3,855)
Additions to property and equipment	(146)	(126)	(385)	(315)
Proceeds from the disposal of property and equipment	—	3	31	3
Proceeds from investments	27	5	27	7
Proceeds from short-term investment in time deposit	—	—	—	200
Other investing items, net	(20)	(2)	(9)	(2)
Net cash used in investing activities	(181)	(2,898)	(2,303)	(3,962)

Cash flows from financing activities:
Proceeds from long-term obligations, net of issuance costs	2	—	991	2,869
Reduction of long-term obligations	(113)	(11)	(637)	(434)
Payments to noncontrolling interests, net	(4)	(7)	(8)	(7)
Net tax proceeds/(withholding) from share-based compensation	2	3	(79)	(12)
Dividends on common shares	(120)	(124)	(371)	(374)
Purchase of treasury shares, net	(250)	(375)	(1,008)	(765)
Net cash provided by/(used in) financing activities	(483)	(514)	(1,112)	1,277

Effect of exchange rate changes on cash and equivalents	1	4	(4)	1

Net increase/(decrease) in cash and equivalents	1,160	(484)	63	(1,807)
Cash and equivalents at beginning of period	2,777	3,810	3,874	5,133
Cash and equivalents at end of period	$3,937	$3,326	$3,937	$3,326

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information

	Third Quarter

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2026	2025	2026	2025	2026	2025
Revenue
Amount	$56,111	$50,433	$3,148	$3,160	$1,706	$1,304
Growth rate	11%	—%	—%	2%	31%	13%

Segment profit
Amount	$784	$662	$25	$39	$179	$134
Growth rate	18%	14%	(36)%	77%	34%	22%
Segment profit margin	1.40%	1.31%	0.79%	1.23%	10.49%	10.28%

	Year-to-Date

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2026	2025	2026	2025	2026	2025
Revenue
Amount	$175,985	$149,272	$9,591	$9,437	$5,071	$3,773
Growth rate	18%	(3)%	2%	2%	34%	13%

Segment profit
Amount	$2,138	$1,723	$108	$65	$524	$356
Growth rate	24%	12%	66%	44%	47%	14%
Segment profit margin	1.21%	1.15%	1.13%	0.69%	10.33%	9.44%

The sum of the components and certain computations may reflect rounding adjustments.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

									Net
									(Earnings)/Loss
		Gross				Operating	Earnings	Provision	Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	for	to Non-		Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	controlling	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A2	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS [3]	Rate
	Third Quarter 2026
GAAP	$2,498	18%	$1,542	17%	$509	(30)%	$392	$12	$19	$399	(21)%	3.1%	$1.69	(20)%
Restructuring and employee severance	—		—		25		25	6	—	19			0.08
Amortization and other acquisition-related costs	—		—		114		114	43	—	71			0.30
Acquisition-related cash & share-based compensation costs	—		—		112		112	4	—	108			0.46
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		185		185	22	(23)	140			0.59
Litigation (recoveries)/charges, net	—		—		11		11	(2)	—	13			0.06
Non-GAAP	$2,498	18%	$1,542	17%	$956	18%	$840	$86	$(4)	$750	32%	10.2%	$3.17	35%

	Third Quarter 2025
GAAP	$2,123	10%	$1,315	4%	$730	98%	$665	$157	$(2)	$506	94%	23.6%	$2.10	96%
Restructuring and employee severance	—		—		28		28	7	—	21			0.09
Amortization and other acquisition-related costs	—		—		152		152	34	(2)	116			0.48
Acquisition-related cash & share-based compensation costs	—		—		20		20	1	(4)	15			0.06
Impairments and (gain)/loss on disposal of assets, net	—		—		(17)		(17)	(4)	—	(13)			(0.06)
Litigation (recoveries)/charges, net	—		—		(105)		(105)	(27)	—	(78)			(0.32)
Non-GAAP	$2,122	10%	$1,315	4%	$807	21%	$741	$166	$(7)	$568	11%	22.4%	$2.35	13%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the three months ended March 31, 2026, impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $184 million related to the Navista & ION reporting unit within the Pharma segment. For fiscal 2026, the estimated net tax benefit related to the impairments is $23 million and is included in the annual effective tax rate. The portion of the goodwill impairment charge attributable to noncontrolling interests is $23 million.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

									Net
									(Earnings)/Loss
		Gross				Operating	Earnings	Provision	Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	for	to Non-		Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	controlling	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A2	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS [3]	Rate
	Year-to-Date 2026
GAAP	$7,214	21%	$4,507	16%	$1,884	2%	$1,620	$315	$11	$1,316	—%	19.4%	$5.54	2%
State opioid assessments related to prior fiscal years	—		17		(17)		(17)	(4)	—	(13)			(0.05)
Restructuring and employee severance	—		—		66		66	15	—	51			0.21
Amortization and other acquisition-related costs	—		—		348		348	92	—	256			1.08
Acquisition-related cash & share-based compensation costs	—		—		243		243	9	—	234			0.98
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		173		173	19	(23)	131			0.56
Litigation (recoveries)/charges, net	—		—		(7)		(7)	(16)	—	9			0.04
Non-GAAP	$7,214	21%	$4,524	16%	$2,690	30%	$2,426	$430	$(12)	$1,984	33%	17.7%	$8.35	36%

	Year-to-Date 2025
GAAP	$5,966	8%	$3,898	5%	$1,847	N.M.	$1,717	$391	$(4)	$1,322	N.M.	22.8%	$5.44	N.M.
Restructuring and employee severance	—		—		61		61	15	—	46			0.19
Amortization and other acquisition-related costs	—		—		331		331	81	(2)	248			1.02
Acquisition-related cash & share-based compensation costs	—		—		20		20	1	(4)	15			0.06
Impairments and (gain)/loss on disposal of assets, net	—		—		(15)		(15)	(4)	—	(11)			(0.04)
Litigation (recoveries)/charges, net	—		—		(176)		(176)	(51)	—	(125)			(0.51)
Non-GAAP	$5,966	8%	$3,898	5%	$2,067	14%	$1,937	$431	$(10)	$1,495	6%	22.3%	$6.16	8%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the nine months ended March 31, 2026, impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $184 million related to the Navista & ION reporting unit within the Pharma segment. For fiscal 2026, the estimated net tax benefit related to the impairments is $23 million and is included in the annual effective tax rate. The portion of the goodwill impairment charge attributable to noncontrolling interests is $23 million.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation - GAAP Cash Flow to Non-GAAP Adjusted Free Cash Flow

	Third Quarter		Year-to-Date
(in millions)	2026	2025	2026	2025
GAAP - Cash Flow Categories
Net cash provided by operating activities	$1,823	$2,924	$3,482	$877
Net cash used in investing activities	(181)	(2,898)	(2,303)	(3,962)
Net cash provided by/(used in) financing activities	(483)	(514)	(1,112)	1,277
Effect of exchange rates changes on cash and equivalents	1	4	(4)	1
Net increase/(decrease) in cash and equivalents	$1,160	$(484)	$63	$(1,807)

Non-GAAP Adjusted Free Cash Flow
Net cash provided by operating activities	$1,823	$2,924	$3,482	$877
Repurchases of liability-classified Specialty Alliance Units	5	—	27	—
Additions to property and equipment	(146)	(126)	(385)	(315)
Payments related to matters included in litigation (recoveries)/charges, net	15	1	401	622
Non-GAAP Adjusted Free Cash Flow	$1,697	$2,799	$3,525	$1,184
For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Distribution, Selling, General and Administrative ("SG&A") Expenses, excluding Acquisitions

Third Quarter				Year-to-Date

	Consolidated				Consolidated
(in millions)	2026	2025	% Change	(in millions)	2026	2025	% Change
SG&A expenses	$1,542	$1,315	17%	SG&A expenses	$4,507	$3,898	16%
Less: Recent acquisitions[1]	216	80	N.M.	Less: Recent acquisitions[1]	569	97	N.M.
SG&A expenses, excluding recent acquisitions	$1,326	$1,235	7%	SG&A expenses, excluding recent acquisitions	$3,938	$3,801	4%

1Recent acquisitions include Integrated Oncology Network (December 2024), GI Alliance (January 2025), Advanced Diabetes Supply Group (April 2025), Urology America (May 2025), and Solaris Health (November 2025).

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:
•LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. We did not recognize any LIFO charges or credits during the periods presented.
•State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the period in which the expense is incurred. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Income from state opioid assessments related to prior fiscal years represents reversals of accruals due to changes in estimates or when the underlying assessments were invalidated by a Court or reimbursed by manufacturers.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business and include, but are not limited to, costs related to divestitures, closing and consolidating facilities, changing the way we manufacture or distribute our products, moving manufacturing of a product to another location, changes in production or business process outsourcing or insourcing, employee severance, and realigning operations.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets and amortization as a result of basis differences in equity method investments are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current, and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity, and size of acquisitions.
•Acquisition-related cash and share-based compensation costs are incurred in connection with contingent cash payments or the issuance of share-based payment awards, which include service requirements, as a part of certain physician practice acquisitions. These costs include fair value adjustments for liability-classified awards. These costs are excluded because they are unrelated to the underlying operating results of our business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. In addition, the magnitude of these expenses is significantly impacted by the timing and size of the acquisitions of physician practices.
•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current, and forecasted financial results.
•Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Non-GAAP adjusted free cash flow: We provide this non-GAAP financial measure as a supplemental metric to assist readers in assessing the effects of items and events on our cash flow on a year-over-year basis and in comparing our performance to that of our peer group companies. In calculating this non-GAAP metric, certain items are excluded from net cash provided by operating activities because they relate to significant and unusual or non-recurring events and are inherently unpredictable in timing and amount. We believe adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, debt repayments, dividend payments, share repurchases, strategic acquisitions, or other strategic uses of cash. A reconciliation of our GAAP financial results to Non-GAAP adjusted free cash flow is provided in Schedule 6 of the financial statement tables included with this release.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2026 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $1.79 to $8.44, which includes a $6.97 charge related to the goodwill impairment charge for the GMPD segment in fiscal 2022.

Definitions
Growth rate calculation: growth rates in this report are determined by dividing the difference between current-period results and prior-period results by prior-period results.
Interest and Other, net: other (income)/expense, net plus interest expense, net.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit margin: segment profit divided by segment revenue.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits).
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and shareholder cooperation agreement costs.
Non-GAAP operating earnings: operating earnings excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings before income taxes excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net.
Non-GAAP net earnings attributable to non-controlling interests: net earnings attributable to non-controlling interests excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net, each net of tax.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net, each net of tax.
Non-GAAP effective tax rate: provision for income taxes adjusted for the tax impacts of (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net, divided by (earnings before income taxes adjusted for the items above).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP adjusted free cash flow: net cash provided by operating activities plus repurchases of liability-classified Specialty Alliance Units, less payments related to additions to property and equipment, excluding settlement payments and receipts related to matters included in litigation (recoveries)/charges, net, as defined above, or other significant and unusual or non-recurring cash payments or receipts.